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                                                           Exhibit 4.2

                       Amendment No. 1 to Rights Agreement

         The parties to the Rights Agreement made and entered into as of the 15th day of October 1997 hereby agree to amend the agreement as follows:

         ARTICLE 1 -- CERTAIN DEFINITIONS 1.1

         The term "Acquiring Person" shall be amended to add a third proviso which shall provide: the term "Acquiring Person" shall not include (iii) Hudson Chartered Bancorp, Inc. solely as a result of entering into the agreements dated December 16, 1997 to effect the merger between Hudson Chartered Bancorp, Inc. and the Company, including the stock option agreement and the exercise thereof.

                                                  PROGRESSIVE BANK, INC.

                                                  By /s/ Peter Van Kleeck
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                                                  Date January 13, 1998
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                                                  REGISTRAR AND TRANSFER COMPANY

                                                  By /s/ Margaret Villani
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                                                  Date January 2, 1998
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